Exhibit 99.3

THE SCO GROUP WILL NOW REPORT FISCAL
2nd QUARTER 2004 EARNINGS ON JUNE 10, 2004

LINDON, Utah—June 1, 2004—The SCO Group, Inc. (NASDAQ: SCOX), the owner of the UNIX operating system and a leading provider of Unix based solutions, announced today that its 2nd Fiscal Quarter 2004 earnings release and investor conference call, previously scheduled for June 2, 2004 at 9:00 am Mountain Time, will be moved to June 10, 2004 at 9:00 am Mountain Time. The delay of the earnings announcement will allow the company to complete and address the accounting related to the repurchase and retirement of the Series A-1 Preferred Shares that was announced today.

Forward Looking Statements

This press release contains forward-looking statements relating to our postponed earnings release date related to our 2nd Quarter Fiscal 2004 results. Other risks and uncertainties related to our business are described in our filings with the Securities and Exchange Commission.

About SCO

The SCO Group, Inc. (Nasdaq: SCOX - News) helps millions of customers in more than 82 countries to grow their businesses everyday. Headquartered in Lindon, Utah, SCO has a worldwide network of more than 11,000 resellers and 4,000 developers. SCO Global Services provides reliable localized support and services to partners and customers. For more information on SCO products and services, visit http://www.sco.com

SCO and the associated SCO logo are trademarks or registered trademarks of The SCO Group, Inc. in the U.S. and other countries. UNIX is a registered trademark of The Open Group. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

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